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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Sterling House Corporation for the registration of $35,000,000 of 6.75% Convertible Subordinated Debentures due 2006 and the shares of Common Stock issuable upon conversion of such debentures, and to the incorporation by reference therein of our reports dated (1) March 26, 1996, with respect to the consolidated financial statements of Sterling House Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1995, (2) June 5, 1996, with respect to the combined financial statements Sterling Franchise Acquisition Group included in Sterling House Corporation's Current Report on Form 8-K/A dated June 10, 1996 and (3) September 27, 1996, with respect to the financial statements of High Plains Senior Living, Inc. included in Sterling House Corporation's Current Report on Form 8-K/A dated October 15, 1996, filed with the Securities and Exchange Commission.

                                                    ERNST & YOUNG LLP

Wichita, Kansas

October 30, 1996